Exhibit 99.1

FOR IMMEDIATE RELEASE: September 18, 2000

CONTACTS:         SEAN DALY, CORPORATE SECRETARY, ZEBRAMART.COM, INC.
                  Tel. (212) 888-1379


              zebramart.com, inc. Completes Acquisition of Stake in Cottage Ventures, LLC; Divests Online Shoe Operations

NEW YORK, Sept. 18 /PRNewswire/ -- zebramart.com, inc. (OTC Bulletin Board: ZBMT
- news), which is in the process of changing its name to Cottage Investments, Inc. (the "Company"), today announced that it has closed on its previously announced acquisition of a thirty percent (30%) stake in Cottage Ventures, LLC, a Delaware limited liability company and a communications infrastructure venture capital firm with a focus on fiber optics component and new communications technologies.

Daniel J. Mackell, Chairman, Chief Executive Officer and President of the Company, stated: "The Company looks forward to making investments through its significant investment in Cottage Ventures, LLC. The investments will be in communications infrastructure with a focus on fiber optics component and new communications technologies. The Company invests in companies that exhibit managerial vision and execution, innovative technology, and operate in markets that present promising investment opportunities. Investments include capital for expansion, assistance with recruiting, advice and guidance on partnership opportunities and in certain circumstances, management services to portfolio companies. The Company possesses industry knowledge in target industries and contacts and sources of additional financing."

The Company also announced the sale of the operations of its wholly-owned subsidiary, MyFavoriteShoe.com, the Company's online shoe operations, to Shoedini.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are or may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis, results of operation, and business plans or strategies that are not statements of historical fact. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors regarding the company's business, operations and competitive environment that may cause the actual results of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumptions relating to the foregoing, or statements regarding potential benefits related to use of the company's products. These forward-looking statements reflect management's opinions only as of the date hereof and the company assumes no obligation to update any such forward- looking statements.